EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

OF GASCO ENERGY, INC. UNDER SECTION 906

 OF THE SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

I, Peggy A. Herald, Vice President and Chief Accounting Officer of Gasco Energy, Inc. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that the accompanying report on Form 10-Q, for the period ending March 31, 2011 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peggy A. Herald
Name:	Peggy A. Herald
Title:	Vice President and Chief Accounting Officer
Date:	May 10, 2011